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                                  EXHIBIT 5.1


                          Opinion of King & Spalding





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                                                                EXHIBIT 5.1
                               KING & SPALDING
                             191 PEACHTREE STREET
                               ATLANTA, GEORGIA
                                  30303-1763

                                August 7, 1995



Rhodes, Inc.
4370 Peachtree Road
Atlanta, Georgia  30319

        Re:     Rhodes, Inc. -- Form S-8 Registration Statement

Gentlemen:

        We have acted as counsel for Rhodes, Inc., a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to (i) 50,000 shares of the Company's common stock, without par value ("Common Stock"), to be issued pursuant to the operation of the Rhodes, Inc. Employees' Savings Plan (the "Employees' Savings Plan") and (ii) an indeterminate amount of interests which may be offered by the Company pursuant to the operation of the Employees' Savings Plan (the "Interests").

        As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

        This opinion is limited in all respects to the federal laws of the United States of America and the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:


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Rhodes, Inc.
August 7, 1995
Page 2
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        1.      The shares of Common Stock which are to be issued from time to time pursuant to the operation of the Employees' Savings Plan have been duly authorized and will be, when issued pursuant to the terms and conditions of such plan, validly issued, fully paid and nonassessable; and

        2. The Interests which are to be issued from time to time pursuant to the operation of the Employees' Savings Plan, to the extent they constitute securities under the Securities Act of 1933, as amended, have been duly authorized and will be, when issued pursuant to the terms and conditions of such plan, validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ KING & SPALDING
                                                -------------------
                                                    KING & SPALDING